MORGAN & COMPANY LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2017, with respect to the audited financial statements of Blox, Inc. for the year ended March 31, 2017.

Vancouver, Canada — *"Morgan & Company LLP"*

May 8, 2018 — Chartered Professional Accountants

PO Box 10007, 1630 – 609 Granville Street, Vancouver, British Columbia, Canada V7Y 1A1
Tel: (604) 687 – 5841 Fax: (604) 687 – 0075 www.morgancollp.com